Exhibit 99.1

FOR IMMEDIATE RELEASE

Redwood Trust, Inc.

Wednesday, February 27, 2019

REDWOOD TRUST DECLARES $0.30 PER SHARE DIVIDEND FOR THE FIRST QUARTER OF 2019

MILL VALLEY, CA – Wednesday, February 27, 2019 – Redwood Trust, Inc. (NYSE: RWT), a leading innovator in housing credit investing, today announced that its Board of Directors authorized the declaration of a first quarter regular dividend of $0.30 per share. The first quarter 2019 dividend is payable on March 29, 2019 to stockholders of record on March 15, 2019.

"The payment of regular dividends is an important element of Redwood’s commitment to delivering value to our shareholders.  Our first quarter 2019 dividend will mark our 79th consecutive quarterly distribution," said Christopher J. Abate, Redwood's Chief Executive Officer.

About Redwood Trust
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on making credit-sensitive investments in residential mortgages and related assets and engaging in mortgage banking activities. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, as well as through capital appreciation. Redwood Trust was established in 1994, is internally managed, and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com.

CONTACT

Lisa Hartman – SVP, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com